UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2007
First Albany Companies Inc.

(Exact name of registrant as specified in its charter)

New York	0-14140	22-2655804

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Penn Plaza, New York, New York 10119

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 273-7100
677 Broadway, Albany, New York 12207

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year
Certificate of Incorporation
     On October 5, 2007, the Board of Directors (the “Board”) of First Albany Companies Inc. (the “Company”) adopted a change (the “Certificate of Change”) to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) in accordance with New York Business Corporation Law Section 803 which provides that the Board may authorize a change in the location of the Company’s office.
     The Certificate of Change changed Paragraph THIRD of the Certificate of Incorporation in order to change the location of the principal place of business from Albany, New York to New York, New York by deleting the words “City of Albany, County of Albany” in Paragraph THIRD and replacing them with “County of New York.”
     The Certificate of Change is effective as of October 5, 2007. The foregoing description of the Certificate of Change is qualified in its entirety by the text of the Certificate of Change attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Bylaws
     On October 5, 2007, the Board of the Company adopted an amendment (the “Bylaw Amendment”) to the Amended and Restated Bylaws (the “Bylaws”) of the Company.
     The Bylaw Amendment amended Section 6.01 of ARTICLE VI of the Bylaws in order to change the location of the principal office of the Company from Albany, New York to New York, New York by deleting the words “City of Albany, County of Albany” in Section 6.01 of ARTICLE VI and replacing them with “City of New York, County of New York.”
     The Bylaw Amendment is effective as of October 5, 2007. The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the Bylaw Amendment attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)      Exhibits

Exhibit No.	Description
3.1	Certificate of Change to the Amended and Restated Certificate of Incorporation of First Albany Companies Inc.
3.2	Amendment to the Amended and Restated Bylaws of First Albany Companies Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST ALBANY COMPANIES INC.
By:	/s/ C. Brian Coad
	Name:	C. Brian Coad
	Title:	Chief Financial Officer

Date: October 11, 2007